Exhibit 99.1

FOR IMMEDIATE RELEASE

SUNOPTA ANNOUNCES APPOINTMENT OF ROBERT MCKERACHER AS VICE
PRESIDENT AND CHIEF FINANCIAL OFFICER AND JOHN RUELLE AS VICE
PRESIDENT AND CHIEF ADMINISTRATIVE OFFICER

TORONTO, October 12, 2011 - SunOpta Inc. (“SunOpta” or “the Company”) (Nasdaq:STKL) (TSX: SOY), a leading global company focused on natural, organic and specialty foods, today announced two key senior management appointments, effective immediately.

Robert McKeracher has been appointed Vice President and Chief Financial Officer. In this role, Mr. McKeracher will report to Steve Bromley, President and Chief Executive Officer, SunOpta Inc. and be responsible for the Company’s financial affairs and reporting activities including operational and external financial reporting and control, banking, treasury and tax and have a key role in investor relations and strategic corporate development.

Mr. McKeracher joined SunOpta in 2007 and has served as Vice President of Financial Reporting since 2008. Mr. McKeracher is a Chartered Accountant and has a Bachelor of Commerce Degree from the University of Toronto. Mr. McKeracher brings in-depth knowledge of SunOpta’s global operations, internal and external financial reporting practices, and regulatory requirements to this role. He has played an instrumental role in the continuous development of enhanced financial reporting, business planning and internal control practices across the organization. Prior to joining SunOpta, Mr. McKeracher was Manager of Business Planning and Treasury for Magna Entertainment Corp. where he was responsible for consolidating banking relationships and enhancing cash management controls across operations in the U.S.. Mr. McKeracher also spent four years in public accounting in the assurance and business advisory practice at PriceWaterhouseCoopers LLP.

John Ruelle has been appointed Vice President and Chief Administrative Officer. In this role Mr. Ruelle will report to Steve Bromley, President and Chief Executive Officer, SunOpta Inc. and be responsible for Human Resources and Organizational Development, Information Technology, Shared Administrative Services, Insurance and Operational Legal Management. Mr. Ruelle brings indepth knowledge of the Company’s operations to his new position and will focus on continued improvement and linkage of business processes and talent management and play a key role in strategic corporate development.

Mr. Ruelle joined SunOpta in 2007 and has served as Chief Financial Officer and Vice President of Finance & Administration in the SunOpta Grains and Foods Group, the largest operating group within SunOpta, where he has been instrumental in guiding refinements to our business model, streamlining and aligning our business processes and creating operating leverage. Mr. Ruelle has a BS in Accounting and Finance from St. John University. Prior to joining SunOpta, Mr. Ruelle was Chief Financial Officer, EVP of Finance & Administration and Corporate Secretary for Restaurant Technologies Inc. of Minneapolis where he was a co-founder and led a private equity backed national rollout of over 30 greenfield distribution and service facilities, Manager of Operations Planning and Analysis with LaserMaster Technologies and was a Certified Public Accountant (CPA) with Larson Allen LLP, a Minneapolis based public accounting firm.

Steve Bromley, President and Chief Executive Officer, SunOpta Inc. commented, “After a thorough review of internal and external candidates, including the consultation of an independent external search firm, I am very pleased to have both Rob and John assume these important roles. They will bring their energy, expertise and in-depth knowledge of SunOpta to our Senior Management team, which currently includes a number of experienced industry executives. Given their history with SunOpta, both Rob and John bring unique perspectives about our Company’s operations and internal practices, and when combined with their previous business experience and academic training, they will bring new ideas and renewed energy to our team. We expect Rob and John to make a significant contribution as we focus on maximizing our strategic capabilities while driving improved operating returns and shareholder value.”

About SunOpta Inc.

SunOpta Inc. is a leading global company focused on natural, organic and specialty foods products. The company specializes in sourcing, processing and packaging of natural and organic food products, integrated from seed through packaged products; with a focus on strategically vertically integrated business models. The Company’s core natural and organic food operations focus on value-added grains, fiber and fruit based product offerings, supported by a global infrastructure. The company has two non-core holdings, a 66.4% ownership position in Opta Minerals Inc., listed on the Toronto Stock Exchange, a producer, distributor, and recycler of environmentally friendly industrial materials; and a minority ownership position in Mascoma Corporation, an innovative biofuels company.

Forward Looking Statements

Certain statements included in this press release may be considered "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities legislation. These forward-looking statements include, but are not limited to, statements regarding the Company’s efforts to improve business processes, statements regarding the expected contributions of the Company’s Chief Financial Officer and our Chief Administrative Officer, and statements regarding the Company’s efforts to maximize strategic capabilities and improve operating returns and shareholder value. Forward-looking statements are based on information available to us on the date of this release and are based on estimates and assumptions made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors the Company believes are appropriate in the circumstances. Whether actual timing and results will be consistent with expectations and predications of the company is subject to many risks and uncertainties that could cause actual results to differ materially from the Company's expectations and predictions, including risks relating to the ability of the Company’s officers and employees to continue to perform as expected, and other risks described from time to time under “Risk Factors” in the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q (available at www.sec.gov). Consequently all forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized.

SunOpta Inc.
Steve Bromley, President & CEO
Tony Tavares, Vice President & COO
John Dietrich, Vice President, Corporate Development
Susan Wiekenkamp, Information Officer
Tel: 905-455-2528, ext 103
susan.wiekenkamp@sunopta.com
Website: www.sunopta.com